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                                                                   EXHIBIT 10.33

                               OFFICE / TECH LEASE

This LEASE is made this 30th day of March, 1999, between Paul D. Kelly (the "Landlord") and Kelco Acquisition LLC (the "Tenant").
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                              W I T N E S S E T H:
                              - - - - - - - - - -

In consideration of the mutual covenants, promises, and agreements herein contained, the parties agree as follows:

1.   DESCRIPTION OF THE PREMISES

Tenant hereby leases from Landlord certain premises (the "Leased Premises")
                                                          ---------------
located at 6400-6420 Zane Avenue North, Brooklyn Park, Minnesota 55428, consisting of the land legally described in Exhibit "A" attached hereto and made
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a part hereof and the building containing approximately 54,016 square feet of space now existing thereon (the "Building") and all the improvements located
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thereon.

2.   RENT

Tenant covenants to pay annual Base Rent for the Leased Premises payable to the Landlord, or to any other entity designated by Landlord, without further notice, in equal monthly installments, subject to proration in the case of the first and last months of the Lease term, on the first business day of each month during the full term hereof. Tenant's obligation to pay Base and Additional Rent is unconditional and independent of any other provision of this Lease, except as otherwise set forth in this Lease. Tenant agrees to pay a three percent (3%) late charge fee each month on Base Rent due Landlord which are owing to the Landlord by the tenth day of that month.

    TERM                    MONTHLY BASE RENT:

Years 1 - 3:                  $30,089.00
Years 4 - 6:                  $33,700.00
Years 7 - 10:                 $37,744.00

3.   TERM OF LEASE

The initial term of the Lease is Ten (10) years Zero (0) months commencing on the date hereof and expiring on the last day of the month immediately preceding the tenth (10th) anniversary of the date hereof. Provided Tenant is not then in default under this Lease beyond any applicable notice and cure periods, Tenant shall have the option to extend the term of this Lease for three

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(3) additional periods of five (5) years each upon the same terms and conditions as are provided for the original term except that the Base Rent shall be modified as herein provided. In the event Tenant elects to exercise any option(s) to extend as provided herein, Tenant shall give Landlord written notice thereof at least six (6) months prior to the expiration of the original term or the then current extension period, as the case may be. Tenant shall not be deemed to have waived its right to exercise these options unless Landlord delivers a notice to Tenant at least thirty (30) days prior to the expiration of the time within which Tenant may exercise each renewal option. The second and third options to extend may not be exercised unless all preceding options have been exercised. The Base Rent for the entirety of each extension period shall be increased by the increase in the Consumer Price Index For All Urban Consumers (CPI-U). Selected Area, all items index using the figure applicable to the state of Minnesota, or if not available, the region in which Minnesota is located (the "Index") published by the Bureau of Labor Statistics of the United States
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Department of Labor from the date of the most recent increase in Base Rent to the commencement date of such renewal term. If publication of the Index is discontinued, the parties hereto shall accept comparable statistics of the cost of living for the State of Minnesota, where available, but where not available, then for the region which includes Minnesota, as may be agreed upon Landlord and Tenant and as published by an agency of the United States or the State of Minnesota, as the case may be, or by a responsible newspaper or financial periodical of recognized authority.

4.   USE OF PREMISES

Tenant may use the Leased Premises for office, machining, and applicable uses of a machine shop and any other lawful use; subject to all local, state, and federal laws regulating such use. Such use shall not cause excessive vibrations which may materially injure the Building. Landlord represents and warrants to Tenant that: Landlord has received no written notice of and has no actual knowledge that the Leased Premises are in violation of any laws and legal requirements applicable thereto, including, without limitation, those relating to zoning, building and land use restrictions that are applicable to the Leased Premises. If the foregoing representations and warranties should prove not to be accurate not any time during the term of this Lease, Tenant, at its option, may require Landlord use its best efforts to take all necessary action, at Landlord's sole expense, to make such representation and warranty accurate, or take such actions itself and offset the same against amounts payable hereunder.

5.   PARKING

Landlord represents and warrants to Tenant that there are     parking spaces
                                                          ---
located on the Leased Premises.

6.   NET LEASE

This is a "net" Lease, and Landlord shall not be required to provide any services or do any acts in connection with the Leased Premises not specifically set forth in this Lease. As hereinafter

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further described in this Lease, the Tenant is responsible for and shall pay its utility charges, trash removal, interior cleaning and maintenance and real estate taxes.

7.   REAL ESTATE TAXES

"Real Estate Taxes" include the following:

     (1)  all real estate taxes;

     (2) all installments of assessments, general or special, levied against the Leased Premises; and

     (3)  city water and sewer charges.

Real Estate Taxes shall be paid by Tenant directly to the taxing authority (except in the case of tax years where the tax year does not fall entirely within the term of the Lease in which case Real Estate Taxes shall be paid by Landlord directly to the taxing authority and Tenant shall reimburse Landlord based upon the proportion of such tax year which occurs during the term of Lease) before any interest or penalty accrues on same, and Tenant shall provide Landlord with evidence of timely payment. Landlord represents and warranties to Tenant that neither Landlord nor the immediately preceding occupant of the Leased Premises is the beneficiary of any abatement or exemption pertaining to real estate taxes or assessments of which Tenant will not also be the beneficiary and that Landlord has received no notice and has no knowledge of any pending or contemplated assessments against the Leased Premises. Notwithstanding the aforesaid if any assessment or other government charges pertain to public work, improvements or benefits having an expected useful life exceeding the remaining Lease term, the amount of such assessment or other government charges shall be divided on such basis between Landlord and Tenant.

Notwithstanding anything to the contrary in no event shall "Real Estate Taxes" include any taxes in the nature of income, capital, stock, successor, transfer, inheritance, estate, gift, franchise, profit, rent or similar taxes, levied, assessed or imposed against Landlord or any partner, shareholder, manager, member, trustee or beneficiary in or of Landlord. "Real Estate Taxes" shall be reduced by the amount of any discount received by Landlord or Tenant for early payment or prepayment. "Real Estate Taxes" shall not include any interest, penalty or late charge incurred by Landlord for nonpayment or late payment for years in which Landlord is responsible for paying Real Estate Taxes directly to the taxing authority but shall include interest, penalty and late charges incurred by Tenant for nonpayment or late payment for years in which Tenant is responsible for paying Real Estate Taxes directly to the taxing authority. "Real Estate Taxes" shall not exceed the actual amount payable by Landlord or Tenant and shall reflect any refund of or credit against real estate taxes received by Landlord or Tenant.

Tenant shall have the right to contest the amount or validity, in whole or in part, of any Real Estate Taxes or to seek a reduction in the valuation of the Leased Premises assessed for tax

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purposes and to prosecute any action or proceeding heretofore commenced by
Landlord to that end by appropriate proceedings diligently conducted in good faith and upon giving written notice to Landlord to such effect.

Landlord shall not be required to join in any proceedings referred to herein unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord or any owner of the Leased Premises, in which event Landlord shall join in such proceedings or permit the same to be brought in its name. Landlord shall not be subjected to any liability for payment of any costs or expenses in connection with any such proceedings brought by Tenant. Tenant shall be entitled to any refund of any Real Estate Taxes and penalties or interest thereon received by Landlord which have been paid by Tenant, or which have been paid by Landlord but previously reimbursed by Tenant.

8.   UTILITIES

Tenant is responsible for and shall pay for all of its utility services. Landlord represents to Tenant that the Leased Premises are separately metered for gas, electricity and telephone service. Tenant will contract directly with the utility companies for service requirements and billing.

Landlord shall, under no circumstances, be liable for physical loss arising from any failure to furnish heating, cooling, water, electricity, telephone, or any other utility.

9.   INSURANCE

The Tenant shall maintain in full force and effect during the term hereof, a policy of public liability insurance. The minimum limits of liability of such insurance shall be $1,000,000.00 combined single limit for bodily injury and property damage, and will name Landlord as additional insured. In addition the Tenant shall carry a policy of property insurance against direct physical damage to the buildings and improvements located on the Leased Premises, including all leasehold improvements, on a replacement cost value basis caused by "all-risks" perils subject to standard exclusions. Tenant will also insure the risk of loss of "Rental Value" for the period of one year from date of a covered loss. Rental Value is defined as total anticipated rental income from Tenant's occupancy of the Leased Premises described in this Lease and includes all charges which are the legal obligation of the Tenant and which would otherwise be the obligation of the Landlord.

Tenant agrees to deliver a duplicate copy of said policy, or a certificate of insurance evidencing such coverage, to Landlord upon execution of this Lease. Such policy shall contain a provision requiring thirty (30) days written notice to the Landlord before cancellation of the policy can be effected.

Each insurance policy carried by either the Landlord or Tenant covering the Leased Premises or its contents shall provide that the insured party has relinquished all rights to recover against the other party for loss or damage resulting from perils insured against by the policy. Landlord and Tenant each hereby waive any claim based upon liability which may arise against the other so far

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as the claim relates to loss or damage to the Leased Premises or contents which is covered by insurance or coverable under the aforementioned insurance policies, whether maintained, or not.

10.  MAINTENANCE

Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, the Leased Premises, including, without limitation, all building systems and equipment, all structural components, the roof, the basement, all plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems, and all sewer, waste water, paving and parking equipment, systems and facilities, are fully installed and, as applicable, operating, and adequate for the conduct of the business as presently and proposed to be conducted, and there are no known material defects in the same that would hinder or impair such business and operations.

The Tenant shall be wholly responsible for the maintenance and repair of the interior of the Leased Premises, and will keep it in as good condition as when turned over to Tenant, reasonable wear and tear and damage by fire and the elements and condemnation excepted. The Tenant agrees to keep the Leased Premises in a clean, orderly and sanitary condition and will neither do nor permit to be done therein anything which is in violation of insurance polices on the building or that is contrary to law. The Tenant will neither commit nor suffer waste to the Building or to the Leased Premises.

The maintenance and repair obligations of the Tenant specifically extend to all non-structural interior walls, interior doors, interior windows, plumbing and electrical fixtures within the Leased Premises, except as these obligations may be covered by manufacturer or contractor warranties. The Landlord agrees to cooperate with and reasonably assist Tenant in pursuing such warranties which are still in effect.

Landlord shall make all structural repairs to the Leased Premises and shall keep the Leased Premises safe, dry and tenantable, unless the necessity thereof shall be caused by the gross negligence or intentional misconduct of Tenant, its agents, servants, employees, invites or licensees. For the purpose of this paragraph, structural repairs shall mean repairs to the building foundation, all external walls and doors, roofs, exterior windows, vertical and horizontal supporting beams of the floor. In addition to any other repair obligations imposed upon Landlord by this Lease, Landlord shall make all repairs, whether of a structural or non-structural nature, which are caused by the negligent acts or omissions of Landlord, its employees, contractors and agents or which relate to latent defects in the Leased Premises or arise from breaches by Landlord of its representations and warranties under this Lease.

If Landlord does not make repairs that it is required to make with due diligence to the Leased Premises, Tenant, at its option, upon ten (10) days' prior written notice to Landlord, shall be allowed to do this at Landlord's expense and seek reimbursement from Landlord for the cost of such repairs. Any failure by Tenant to give notice to Landlord of the need to repair shall not relieve Landlord of its obligation to make such repairs if Landlord otherwise obtains knowledge thereof. Landlord agrees in the making of any repairs, alterations, additions or improvements

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and will use its best efforts to minimize interference with Tenant's use and enjoyment of and access to the Leased Premises and that Landlord will perform and complete such repairs or changes with due diligence. If, as a result of Landlord's failure to make such repairs, or to take such other action as is required hereunder, Tenant is not able to use the Leased Premises for three (3) business days, Tenant shall be entitled to an abatement of Base Rent, additional rent and all other amounts payable by Tenant hereunder for that portion of the Leased Premises which is unusable until such time as all such repairs have been made and other necessary actions taken. The abatement shall end upon notice from Landlord to Tenant that such repairs have been completed and the Leased Premises are tenantable.

11.  CONDEMNATION LOSS

Should all the Leased Premises be taken in condemnation proceedings or by exercise of any right of eminent domain, then this Lease shall automatically terminate as of the date the condemning authority or the authority exercising its right of eminent domain takes possession of the Leased Premises. If, as a result of a partial taking, the Leased Premises is no longer useable for the purposes specified in of this Lease, then, in any such case, the Tenant may terminate this Lease as of the date the condemning authority or the authority exercising its right of eminent domain takes possession of the Leased Premises. If this Lease is not terminated, Landlord will immediately make all repairs necessary to make the Leased Premises complete and tenable, in such circumstances, all Base Rent and Additional Rent and all other amounts payable by Tenant hereunder shall abate until the Leased Premises are again complete and tenantable and Tenant shall only pay Base Rent, Additional Rent and all other amounts payable by Tenant hereunder after such restoration based on the ratio of the square footage of the Leased Premises after such restoration to the square footage of the Leased Premises prior to such taking. The Landlord shall be specifically entitled to all awards for condemnation, except in the case of awards made specifically for loss or damage to Tenant's property or Tenant's relocation expenses.

12.  TENANT ASSIGNMENT AND SUBLETTING

The Tenant may not assign this Lease, and may not sublet all or any part of the Leased Premises without the prior written consent of the Landlord which shall not be unreasonably withheld, delayed or conditioned provided such assignee or subtenant is financially sound. Any such assignment or subletting will not release the Tenant from its responsibilities under this Lease, unless expressly agreed to in writing by the Landlord. Notwithstanding anything to the contrary contained in this Lease, Landlord's consent shall not be required for an assignment of this Lease or the subletting of all or any portion of the Leased Premises to an entity now or hereafter affiliated with Tenant (including a subsidiary, affiliate, parent, controlling entity or entity under common control with Tenant).

13.  DEFAULT BY TENANT

It is a "Default" for Tenant: (a) if any installment of Base Rent shall remain unpaid for a period of more than ten (10) days after the same is due; (b) if Additional Rent or any other sum due by

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Tenant under this Lease (other then Base Rent) shall be unpaid as of the date payment is required for ten (10) days after Landlord gives Tenant written notice thereof; (c) if Tenant fails to perform any of the other terms, conditions, covenants and obligations of this Lease to be observed or performed by the Tenant for more than thirty (30) days after Landlord gives Tenant written notice thereof (it being agreed that a default other than failure to pay Base Rent, Additional Rent or other sums due, which is of such character that the cure thereof reasonably requires longer than thirty (30) days, shall be deemed cured within said period, if Tenant in good faith commences a cure within the thirty
(30) day period and diligently undertakes to complete the cure with reasonable dispatch); (c) if Tenant becomes the subject of a bankruptcy petition, shall have a receiver appointed of its property, shall make an assignment for the benefit of creditors, or its rights hereunder shall be taken under execution; and the same is not dismissed or discharged within sixty (60) days of the occurrence of same.

A Default gives Landlord the right (without further notice except as hereinafter expressly provided) to: (a) after Landlord is awarded possession by a court of competent jurisdiction immediately reenter the Leased Premises, change the locks, and remove all persons, and at Tenant's expense, remove and store Tenant's property in accordance with applicable state law; (b) make alterations and repairs; (c) without terminating the Lease, relet all or part of the Leased Premises, at Tenant's expense and for its account, upon such terms, for such rentals and for such term as Landlord in its sole discretion deems advisable.

Whether or not Landlord reenters and/or relets the Leased Premises, Tenant will remain liable, for all periods in which this Lease is in full force and not terminated for the Base Rent, Additional Rent and utilities due hereunder, subject only to a credit for rental received from a substitute tenant over and above expenses of reletting and other sums due hereunder, which shall be payable when such Base Rent and Additional Rent, would otherwise be payable under this Lease. Additionally, whether or not Landlord has already resorted to any other above-mentioned right, Landlord may elect, by giving a written notice, after appropriate legal proceedings, to terminate the Lease effective as of any date specified in the notice. No act, including the re-entering and/or reletting, except the giving of such notice, shall be deemed a termination, or acceptance of surrender of the Lease. Upon said effective date, after appropriate legal proceedings, Tenant will comply with such surrender provisions.

Tenant will be liable for (a) all reasonable expenses and damages incurred by Landlord resulting, whether before or after termination, from a Default, including, without limitation, reasonable attorney's fees and customary and reasonable brokers' fees to obtain a new tenant, reasonable costs of reclaiming possession and reasonable alteration or repair costs to obtain a new tenant and
(b) 5% interest on any sum due under the Lease, from the date due.

Landlord hereby expressly waives any contractual, statutory or common law lien on Tenant's property. Landlord acknowledges that Tenant's lender will have a security interest in Tenant's equipment, machinery, inventory, personal property and trade fixtures and Landlord is executing simultaneously herewith a Landlord Lien Waiver and Collateral Access Agreement waiving any and all contractual, statutory or common law rights to Tenant's equipment, machinery, inventory,

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personal property and trade fixtures, whether or not the foregoing are movable, and allowing Tenant's corporate lender to enter Leased Premises to hold a public auction or private sale of the same. Landlord hereby agrees to execute a similar document at any time in the future in favor of any new lender.

14.  ALTERATIONS

Tenant shall have the right to make all non-structural alterations without Landlord's approval, but Tenant will give Landlord notice of same. The Tenant shall not make any structural alterations to the Leased Premises without the written consent of the Landlord, such consent not to be unreasonably withheld or delayed. If the Tenant shall desire to make any such alterations costing more than $37,500, it shall furnish plans and specifications of the work to be so performed together with a construction statement containing an estimate of the cost of all labor and material included therein. Tenant agrees to obtain a building permit from the city for any alterations where the same is required by law. Tenant agrees that all such work shall be done in a good, workmanlike manner, and in compliance with applicable building codes and all applicable laws, including, without limitation, the American Disabilities Act, and that the structural integrity of the Building shall not be impaired by any such alterations. Tenant shall use diligent efforts to ensure that no liens shall attach to the Building or Leased Premises by reason thereof. Tenant shall remove any mechanic's or materialmen's liens arising from Tenant's alterations within sixty (60) days of receiving notice of same. If Tenant does not remove any such liens within sixty (60) days after Tenant receives notice of same, Landlord may, at its option, pay such liens and recover the amount thereof plus reasonable attorneys fees and costs from Tenant.

Any such alterations shall become the property of Landlord as soon as they are affixed to the Leased Premises and all right, title and interest therein of the Tenant shall immediately cease unless otherwise stated in writing. The Tenant however, shall remain the owner of any installed fixtures used in the conduct of Tenant's business, equipment, machinery, trade fixtures, personalty and inventory and shall have the right to remove same at the expiration of this Lease Agreement so long as damage to the Leased Premises and/or Building is repaired.

15.  COMPLIANCE WITH LAW

Landlord shall be responsible for the cost of compliance with all laws existing on the date of the Lease with which the Leased Premises do not comply on the date of the Lease, including alterations to the Leased Premises required by law as a result of the existing operations or the existing use of the Leased Premises, including, without limitation, the Americans with Disabilities Act of 1990. Subject to the foregoing, all alterations required to be made to Leased Premises in order to comply with new laws or changes in law enacted or promulgated after the date of the Lease (excluding Environmental Laws (as hereinafter defined)) or alterations to the Leased Premises required by law as a result of the Tenant's operations or use of the Leased Premises from and after the date hereof should be amortized on a straight line basis over the usable life of such alteration and Tenant shall be responsible only for the portion of such cost attributable to the portion of the useful life falling within the Lease Term and Landlord shall be

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responsible for the portion of such cost attributable to the portion of the useful life falling outside the Lease Term. Any such alterations shall be made by Landlord and Tenant shall reimburse Landlord monthly during the term of this Lease for the portion of any such alteration (amortized on a straight line basis over its useful life) attributable to such month.

Tenant shall not be required to incur any expense or liability in connection with any circumstance, release of hazardous substances, violation of law or other act or omission which occurred, or resulted in connection with any environmental condition which was in existence, prior to the inception of this Lease or which occurs during the term of this Lease but is not the result of any act or omission of or on behalf of Tenant.

Tenant may contest and appeal any such laws, ordinances, orders, rules, regulations or requirements, provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense.

16.  SIGNS

Tenant shall be entitled to exhibit any signage permitted by law and no signage shall be located on the Leased Premises not approved by Tenant, in Tenant's sole discretion.

17.  ENTRY

Landlord, its agents, and its employees shall have the right to enter the Leased Premises upon reasonable prior written notice at times convenient to Tenant to inspect them, to make repairs, and to maintain the Leased Premises in accordance with Landlord's obligations under this Lease. During the one hundred and eighty
(180) days prior to the expiration of the term, the Landlord or its agents may exhibit the Leased Premises to prospective tenants.

18.  SUBORDINATION

Landlord represents and warrants that it is the fee owner of the Leased Premises. Landlord represents that there are no underlying leases, ground leases or mortgages presently affecting the Leased Premises. Landlord shall deliver non-disturbance agreement in favor of Tenant from all lessors under any future underlying or ground leases and future holders of mortgages encumbering superior leases or the Leased Premises. Provided that Landlord shall deliver to Tenant non-disturbance agreements from the lessors under any underlying leases, ground leases and the holders of any mortgages encumbering such superior leases or the Leased Premises, then it is mutually agreed that this Lease shall be subordinate to such mortgages and ground leases, including any renewals, modifications, consolidations and extensions thereof now or hereafter recorded against the Leased Premises by the Landlord. Tenant's right to quiet possession of the Leased Premises shall not be disturbed if Tenant is not in Default and so long as Tenant shall pay the Base and Additional Rents and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.

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19.  NOTICES

All notices, consents, demands and requests which may be or are required to be given by either party to the other, shall be in writing, and sent by United States registered or certified mail, with return receipt requested, or by Federal Express or other nationally recognized overnight courier, addressed to the Tenant at the street address set forth in Paragraph 1, with a copy to: c/o Kidd & Company, LLC, Three Pickwick Plaza, Greenwich, Connecticut 06830,
Attention: Richard J. Effress; and Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036-8735, Attention: Edward R. Mandell, Esq.; and to the Landlord in care of Aurora Development 6420 Zane Avenue North, Brooklyn Park, MN 55428 or to such other address as Landlord may direct in writing in the future.

The date of notice shall be five (5) days after said registered or certified mail is deposited by the Landlord or Tenant with the post office or such earlier date as the same is actually received, or the first business day after deposited by Landlord or Tenant with Federal Express or other nationally recognized overnight courier and such date shall be conclusively deemed to be the date on which a notice, consent, demand, or request is given or made.

The above address or addresses of a party may be changed at any time or from time to time by notice given by said party to the other party in the manner herein above provided.

20.  SHORT FORM LEASE

The parties hereto shall simultaneously herewith execute a short form of Lease for recording purposes in the form customary in the State of Minnesota and reasonably acceptable to each of the parties hereto.

21.  LANDLORD ASSIGNMENT

The Landlord may assign its right, title and interest in this Lease, and such assignment shall then terminate all the Landlord's obligations arising under this Lease after the date of transfer so long as the Landlord is not in default when such assignment is made and the assignee assumes the Landlord's responsibilities thereafter.

22.  OCCUPANCY

Anything to the contrary contained herein notwithstanding, Tenant shall be entitled to immediate possession of the Leased Premises upon the execution of this Lease subject to all the terms, covenants, provisions and conditions contained herein.

If the Leased Premises are not surrendered and vacated as and at the time required by this lease (time being of the essence) for any reason or cause whatsoever (other than by reason of the acts of Tenant) including, without limitation, the holding-over or retention of possession of any tenant, undertenant or occupants, because of the fact that a Certificate of Occupancy has not been

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procured, at Tenant's option (i) Tenant may terminate this Lease on ten (10)
business days notice, in which case all monies delivered by Tenant to Landlord pursuant to the terms of this Lease, if any, shall immediately be returned or
(ii) Tenant may choose to reserve its right to subsequently terminate this lease.

23.  FIRE REPAIR

In the event of damage to the Leased Premises by fire, the elements or other casualty, Landlord shall repair the damage to the extent proceeds are received by Landlord under the policy of "all-risk" insurance carried by Tenant pursuant to Article 9 with reasonable dispatch and shall pay the cost thereof. If the damage renders the Leased Premises untenantable in whole Base Rent and Additional Rent and all other amounts payable by Tenant under this Lease shall abate and if the damage renders the Leased Premises untenantable in part but Tenant continues to occupy them in part, the Base and Additional Rent and all other amounts payable by Tenant under this Lease shall be reduced in a proportionate and equitable manner. Landlord shall be entitled to all proceeds of under the Loss of Rents coverage to be carried by Tenant pursuant to Article 9 of this Lease.

Within thirty (30) days of the occurrence of any casualty, Landlord will advise Tenant in a written notice with regard to whether the proceeds received by Landlord under the policy of "all-risk" insurance carried by Tenant pursuant to
Article 9 are adequate to repair the damage to the Leased Premises and the reasonably estimated time necessary to complete the repair/restoration of the Leased Premises together with evidence pertaining to each of the foregoing. In the event that Landlord advises Tenant that the insurance proceeds are inadequate to repair the Leased Premises or estimates the time to repair/restore the Leased Premises will exceed one hundred eighty (180) days, Tenant may cancel the Lease within fifteen (15) days of the delivery of the aforesaid notice.

Anything to the contrary contained in this Lease notwithstanding, in the event the Leased Premises, or any part thereof, shall be damaged by fire or other casualty, and Landlord shall not have repaired and restored the Leased Premises within one hundred eighty (180) days after such fire or other casualty, then Tenant shall have the option to terminate this Lease upon not less than thirty
(30) days written notice to Landlord unless such restoration and repair is completed by Landlord with in such thirty (30) day period. In the event Tenant shall exercise such option, the term of this Lease shall end and expire on the date set forth in said notice as if such date were the date originally set for the expiration of the term of this Lease.

Notwithstanding anything to the contrary herein, in the event that the Leased Premises are substantially damaged or destroyed by casualty or eminent domain during the last twelve (12) months of the Lease, Tenant may terminate this Lease upon written notice to Landlord.

24.  QUIET ENJOYMENT

Tenant, upon payment of the Base and Additional Rent herein reserved and upon performance of all of the terms, covenants and conditions of this Lease by it to be kept and performed, shall at all times during the term hereof or during any extension or renewal hereof, peaceably and quietly enjoy the Leased Premises without any disturbance from Landlord or from any other person claiming through Landlord. Upon expiration or sooner termination of the term hereof, Tenant shall surrender the Leased Premises in good condition and repair, except for reasonable wear and tear, condemnation and casualty.

25.  HOLDING OVER

Tenant shall hold over the Leased Premises or any part thereof after the expiration of the term hereof, or any extension thereof, such holding over shall be construed only to be a tenancy from day to day subject to all of the covenants, conditions and obligations hereof except that the Base Rent shall be 150% of the rent normally due. Nothing herein shall be construed to give Tenant any rights to holdover and to continue in possession of the Leased Premises after expiration of the term hereof.

26.  OTHER PROVISIONS

The invalidity or unenforceability of any provisions hereof shall not effect or impair the validity of any other provision. The headings herein are inserted only for convenience and reference and shall have no substantive import. Where necessary, the singular imports the plural and vice versa, and masculine, feminine and neuter pronouns and expressions are interchangeable. The Lease shall bind and inure to the benefit of the Landlord and Tenant, their respective heirs, administrators, legal representatives, successors and assigns.

During the term of the Lease, Landlord's acceptance of an amount which is less then the amount due at that time, will be deemed partial payment only, not payment in full.

This Lease shall be governed by Minnesota Law.

One or more waivers of any provision by either party shall not be construed as a waiver of subsequent breach of same. Failure to enforce or delay in enforcing any right hereunder will not be construed as a waiver thereof. Each party expressly (a) consents to the maintaining of any such action in any court of competent subject matter jurisdiction, and (b) agrees that the mailing, with postage pre-paid, registered or certified mail, of any complaint or other legal to it, at either the address stated in this Lease for notice or any other address where that party is then actually residing or doing business, constitutes legally sufficient service of the same upon that party as of five
(5) days after the postmark date of the mailing or such earlier date as the same is actually received, it being party's intent to waive in the event of such a mailing, any insufficiency of service of process, lack of personal jurisdiction claim, or the like that might otherwise arise from provisions of the law otherwise requiring a different form of personal service.

Tenant hereby agrees that in the event of a purchase of the Leased Premises by another party, Tenant will sign a Lease Estoppel Agreement, stating that this Lease between Tenant and Landlord is in full force and effect and that all covenants herein have been met, except that any uncompleted covenants should be noted and listed on the Lease Estoppel Agreement.

27.  RIGHT OF FIRST REFUSAL

Should Landlord at any time during the term of this Lease or any extension thereof, receive an offer to purchase the Leased Premises, and Landlord desires to accept said offer, Landlord shall give Tenant thirty (30) business days' notice in writing of such offer setting forth the amount of the proposed purchase price, and all other material terms and conditions of such offer, and Tenant shall have the first option to purchase the Leased Premises which are the subject of the offer, said option to be exercised by giving written notice to Landlord within said thirty (30) business day period of Tenant's agreement and intention to purchase at the same price and on the same terms of any such offer, it being understood that in the event Tenant does not give notice of its intention to exercise said option to purchase within said period and in the manner provided and Landlord proceeds to sell the Leased Premises pursuant to the terms and conditions set forth in Landlord's notice, this Lease and all of its terms and conditions, excluding this Article, shall nevertheless remain in full force and effect and the provisions of this Article shall be deemed null and void and of no further force or effect. If Tenant does not exercise the option to purchase hereunder and Landlord does not proceed to sell the Leased Premises pursuant to the terms and conditions set forth in Landlord's notice, the terms and provisions of this Article shall apply to any subsequent offer to Landlord to purchase the Leased Premises which Landlord desires to accept.

28.  HAZARDOUS MATERIALS

Tenant shall have no obligation to make any repairs, alterations or improvements to the Leased Premises or incur any costs or expenses whatsoever as a result of the existence of Hazardous Materials at the Leased Premises unless such Hazardous Materials are placed on the Leased Premises as a result of the act of Tenant, its employees, agents, representatives, contractors or vendors after the date hereof. Landlord shall be solely responsible for any changes to the Leased Premises relating to Hazardous Materials required by any present or future laws, ordinances and regulations of any governmental authority, insurance carrier or any similar body, unless such Hazardous Materials are placed on the Leased Premises as a result of the act of Tenant, its employees, agents, representatives, contractors or vendors after the date hereof.

In the event Tenant should desire to make any additions or improvements to the Leased Premises and is forced to incur any identifiable charges or expenses arising as a result of Hazardous Materials (not placed on the Leased Premises after the date hereof as a result of the act of Tenant, its employees, agents, representatives, contractors or vendors) in, on, under or at the

Leased Premises and which would not have otherwise been incurred with respect to such measures, Landlord shall be fully responsible for and shall reimburse Tenant for such expenses. Base Rent, Additional Rent and all other amounts payable by Tenant under this Lease shall abate if as a result of the presence of any Hazardous Materials of the Leased Premises or any Hazardous Materials Claim (not arising as a result of the act of Tenant, its employees, agents, representatives, contractors or vendors after the date hereof), Tenant may not use the Leased Premises for the conduct of Tenant's business.

Landlord shall indemnify and hold Tenant harmless on demand from and against all liabilities, costs, damages and expenses which Tenant may incur (including, without limitation, attorneys' and consultants' fees and disbursements) as the result of the presence of Hazardous Materials (not placed on the Leased Premises after the date hereof by the act of Tenant, its employees, agents, representatives, contractors or vendors) or pursuant to any Environmental Law, including, without limitation, claims, proceedings, enforcement, cleanups, removals or other actions of any governmental entity or any third party against or with respect to the Leased Premises relating to, arising out of or attributable to the presence, use, generation, storage, release, threatened release, discharge, transportation, or disposal of Hazardous Materials (not placed on the Leased Premises after the date hereof as a result of the act of Tenant, its employees, agents, representatives, contractors or vendors) (collectively, "Hazardous Materials Claims"), or in enforcing the provisions of
                --------------------------
this Article 28 and Tenant may offset all such liabilities, costs, damages and expenses against Base Rent, Additional Rent and all other amounts payable by Tenant under this Lease. The foregoing indemnity of Landlord in favor of Tenant in this Article 28 shall be limited in its application to those items set forth in Schedule 5.16 of the Asset Contribution and Exchange Agreement, dated as of January 25, 1999, among Tenant, Kelco Industries, Inc., Landlord, individually and as Trustee of the Paul D. Kelly 1997 Annuity Trust and Wayne A. Kelly (the "Asset Agreement") in the same manner and extent as the indemnification
 ---------------
obligations of Seller (as defined in the Asset Agreement) and the Shareholders (as defined in the Asset Agreement) are limited in Section 12.4(a) of the Asset Agreement with respect to items set forth on Schedule 5.16 of the Asset Agreement; however, there shall be no time limit with respect to the indemnification obligations of Landlord under this Lease. Except as limited in the preceding sentence, there are no other limitations upon the indemnification obligations of Landlord provided for in this Lease and the limitation in the preceding sentence shall have no application to the indemnification obligations of Landlord in their application to items not set forth in Schedule 5.16 of the Asset Agreement.

As used in this agreement, (i) "Hazardous Material" means any contaminant, pollutant or toxic or hazardous waste, effluent or other substance or material which is subject to regulation under any Environmental Law or any License (as defined in the Asset Agreement) or order relating thereto, including, without limitation, any radioactive, explosive, flammable, corrosive or infectious substance or material or any substance or material containing asbestos, polychlorinated biphenyls, petroleum or urea formaldehyde, and (ii) "Environmental Law" means any Law (as defined in the Asset Agreement) relating to environmental protection, as the same is in effect on the date of this agreement, including without limitation the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Clean Air Act, the Clean Water Act, the Toxic Substance Control Acts, OSHA, and any comparable state or local law.

Tenant covenants to Landlord that Tenant will conduct its business activities at or about the Leased Premises in a manner which complies with all applicable Environmental Laws. Tenant shall indemnify and hold Landlord harmless from and against all liabilities, costs, damages and expenses which Landlord may incur (including, without limitation, reasonable attorneys' fees and disbursements) arising from the presence of Hazardous Materials placed, released or generated at the Leased Premises in violation of applicable Environmental Law as a result of the act of Tenant, its employees, agents, representatives, contractors or vendors after the date hereof.

29.  BROKERAGE

Landlord and Tenant hereby represent and warrant each to the other that it has not dealt with any broker in connection with the leasing of the Leased Premises to Tenant and each agrees to indemnify and hold the other harmless from any financial liability, cost or expense (including, without limitations, attorneys' fees, disbursements and court costs) relating to the indemnifying party breaching its warranty.

30.  INDEMNITY

Landlord shall, and hereby does, protect, defend, save, indemnify and forever hold harmless Tenant, along with Tenant's affiliates and the officers, directors, employees and agents of each, from and against any and all claims, demands, liabilities, fines, suits, actions, proceedings, orders, decrees, judgments, losses, damages, costs and expenses (including, without limitation, attorney's fees) arising out of or occurring in connection with: (i) any negligent act or omission or misconduct of Landlord (or any of its agents, employees, licensees or contractors); (ii) any breach by Landlord (or any of its agents, employees, licensees or contractors) of any of Landlord's duties, representations, warranties or covenants under this Lease; and (iii) occurrences of injury to or death of any person, or damage to property, arising out of any work, construction, reconstruction, restoration, maintenance or other work to be done hereunder by Landlord. Tenant shall, and hereby does, protect, defend, save, indemnify and forever hold harmless Landlord, from and against any and all claims, demands, liabilities, fines, suits, actions, proceedings, orders, decrees, judgments, losses, damages, costs and expenses (including, without limitation, attorney's fees) arising out of or occurring in connection with: (i) any negligent act or omission or misconduct of Tenant (or any of its agents, employees, licensees or contractors); (ii) any breach by Tenant (or any of its agents, employees, licensees or contractors) of any of Tenant's duties, representations, warranties or covenants under this Lease; and (iii) occurrences of injury to or death of any person, or damage to property, arising out of any work, construction, reconstruction, restoration, maintenance or other work to be done hereunder by Tenant.

31.  VIOLATIONS

Anything to the contrary contained in this Lease notwithstanding, Landlord shall be responsible for the removal of record of any and all violations of record or relating to conditions existing at the Leased Premises as of the commencement date of the term of this Lease.

This instrument contains all of the agreements made between the parties and may not be modified orally or in any manner other than by agreement in writing signed by all parties to this Lease.

The signatories below warrant that they are duly authorized to enter into this Lease representing the parties hereto.

32.  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LANDLORD

     Landlord represents and warrants to Tenant that Landlord has received no written notice of and has no knowledge of any pending, proposed, contemplated or anticipated (i) annexation, condemnation, eminent domain or similar proceeding affecting, or that may affect, all or any portion of the Leased Premises, (ii) proceeding to change or redefine the zoning classification of all or any portion of the Leased Premises, (iii) change in any applicable Laws relating to the use, occupation or operation of the Leased Premises, or (vi) tax certiorari proceeding with respect to any Leased Premises;

33.  LANDLORD'S EXCULPATION

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of Landlord's right, title and interest in the Leased Premises. The term "Landlord's right, title and interest in the Leased Premises" shall include (i) Landlord's equity interest therein, (ii) the rents, issues, profits and income from the Leased Premises, (iii) the proceeds from the sale or other disposition or refinancing of all or any portion of such interest, and
(iv) insurance proceeds or condemnation awards previously belonging to and received by Landlord which are required, by the terms of this Lease, to be applied to the restoration of the Leased Premises. The limitation of this Article shall not apply to or limit any injunctive or other equitable,
        ---------------------------
declaratory or other forms of relief to which Tenant may be entitled (notwithstanding that such actions are in personam in nature), which do not
                                       -----------
involve the personal liability of Landlord, Landlord's affiliates (or any successor landlord) hereunder for monetary damages from property other than Landlord's right, title and interest in the Leased Premises as aforesaid.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first above written.

Landlord                                   Tenant

                                           KELCO ACQUISITION LLC


/s/ Paul D. Kelly                          By: /s/ Richard J. Effress
----------------------------                   ---------------------------------
PAUL D. KELLY                                  Name:  Richard J Efress
                                               Title: Chairman

Date March 30, 1999                        Date March 30, 1999
     --------------                             --------------------------------

                                   EXHIBIT "A"
                                   -----------

                                   Description

Lot 11, Block 1, Cooper's Industrial Park, according to the plot thereof on file or of record in the office of the Registrar of Title in and for Hennepin County

Lot 12, Block 1, Cooper's Industrial Park, according to the plot thereof on file or of record in the office of the Registrar of title in and for Hennepin County

                                 LEASE AMENDMENT

     This Lease Amendment is made and entered into this       day of
                                                        -----
                 , 2002, by and between Canis Major Development Limited
-----------------
Partnership ("Landlord") and Kelco Acquisition LLC ("Tenant").

     RECITALS:

     WHEREAS, Paul D. Kelly, as predecessor to Landlord, and Tenant entered into a Lease dated March 30, 1999 for the premises located at 6400-6420 Zane Avenue North, Brooklyn Park, Minnesota 55428; and

     WHEREAS, the parties wish to amend and clarify the Lease as hereafter specifically provided,

     NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereafter set forth, the parties agree as follows:

     1. The term "Additional Rent" as used in paragraph 2 of the Lease and elsewhere in the Lease, refers to all sums owed by Tenant to Landlord pursuant to the Lease or owed by Tenant to third parties pursuant to the Lease. By way of illustration, and not by limitation, the amount to be payable by Tenant as real estate taxes, pursuant to paragraph 7 of the Lease, is Additional Rent as well as the sums that are to be payable by Tenant pursuant to paragraph 8 for utility services.

     2. Paragraph 9 of the Lease is hereby amended in its entirety to read as follows:

          "9. INSURANCE.

          The Tenant shall maintain in full force and effect during the term hereof, a policy of public liability insurance. The minimum limits of liability of such insurance shall be $2,000,000.00 combined single limit for bodily injury and property damage, and will name Landlord as additional insured. Proof of such insurance shall be made to Landlord upon Landlord's request. In addition, during the term hereof, the Tenant shall carry, on behalf of Landlord, a policy of casualty insurance against direct physical damage to the buildings and improvements located on the Leased Premises, including all leasehold improvements, on a replacement cost value basis caused by "all-risks" perils subject to standard exclusions. Such policy of property insurance shall name Landlord as the only insured. Tenant will also provide Loss of Rents insurance on behalf of Landlord for the period of one year from date of a covered loss which policy shall name Landlord as the only insured. Such policy shall cover the loss as anticipated rental income from Tenant's occupancy of the Leased Premises described in this Lease including all charges, which are the legal obligation of the Tenant.

          Tenant agrees to deliver annually, or within ten (10) days of the Landlord's written request, a duplicate copy of said casualty insurance and Loss of Rents policy. Such policies shall contain a provision requiring thirty (30) days written notice to the Landlord before cancellation of the policy can be effected. If Tenant so fails to deliver duplicate copies of either one of such policies of such insurance to Landlord, Landlord may obtain the same and the cost thereof shall be deemed Additional Rent owed by Tenant to Landlord which Additional Rent shall be deemed due and payable upon the written demand of Landlord.

          Each insurance policy carried by either the Landlord or Tenant covering the Leased Premises or its contents shall provide that the insured party has relinquished all rights to recover against the other party for loss or damage resulting from perils insured against by the policy. Landlord and Tenant each hereby waive any claim based upon liability which may arise against the other so far as the claim relates to loss or damage to the Leased Premises or contents which is covered by insurance or coverable under the aforementioned insurance policies."

     3. The last sentence of paragraph 11 of the Lease is hereby amended in its entirety to read as follows:

          "The Landlord shall be specifically entitled to all awards for condemnation, except in the case of awards made specifically for loss or damage to Tenant's personal property or trade fixtures or Tenant's relocation expenses."

     4. Paragraph 23 of the Lease is hereby amended in its entirety to read as follows:

          "23. FIRE REPAIR.

          In the event of damage to the Leased Premises by fire, the elements or other casualty, Landlord shall repair the damage to the extent proceeds are received by Landlord under the policy of "casualty" insurance to be maintained on Landlord's behalf by Tenant or which is purchased by Landlord pursuant to Article 9 with reasonable dispatch and shall pay the cost thereof. If the damage renders the Leased Premises untenantable in whole Base Rent and Additional Rent and all other amounts payable by Tenant under this Lease shall abate and if the damage renders the Leased Premises untenantable in part but Tenant continues to occupy them in part, the Base and Additional Rent and all other amounts payable by Tenant under this Lease shall be reduced in a proportionate and equitable manner. Landlord shall be entitled to all proceeds under the Loss of Rents coverage or the casualty coverage to be obtained by Tenant on Landlord's behalf pursuant to
     Article 9 of this Lease.

          Within thirty (30) days of the occurrence of any casualty, Landlord will advise Tenant in a written notice with regard to whether the proceeds received by

     Landlord under the policy of "casualty" insurance to be paid for by Tenant pursuant to Article 9 are adequate to repair the damage to the Leased Premises and the reasonably estimated time necessary to complete the repair/restoration of the Leased Premises together with evidence pertaining to each of the foregoing. In the event that Landlord advises Tenant that the insurance proceeds are inadequate to repair the Leased Premises or estimates the time to repair/restore the Leased Premises will exceed one hundred eighty (180) days, Tenant may cancel the Lease within fifteen (15) days of the delivery of the aforesaid notice.

          Anything to the contrary contained in this Lease notwithstanding, in the event the Leased Premises, or any part thereof, shall be damaged by fire or other casualty, and Landlord shall not have repaired and restored the Leased Premises within one hundred eighty (180) days after such fire or other casualty, then Tenant shall have the option to terminate this Lease upon not less than thirty (30) days written notice to Landlord which notice shall be given to Landlord within thirty (30) days of the end of such one hundred eighty (180) day period unless such restoration and repair is completed by Landlord within such thirty (30) day period. In the event Tenant shall exercise such option, the term of this Lease shall end and expire on the date set forth in said notice as if such date were the date originally set for the expiration of the term of this Lease.

          Notwithstanding anything to the contrary herein, in the event that the Leased Premises are substantially damaged or destroyed or eminent domain during the last twelve (12) months of the Lease, Tenant, within thirty (30) days of such casualty, may elect to terminate this Lease upon written notice to Landlord given within such thirty (30) day period."

     . Except as provided for above, all of the remaining terms and conditions of the Lease shall remain in full force and effect.

LANDLORD:                                       TENANT:
Canis Major Development                         Kelco Acquisition LLC
Limited Partnership


By:                                             By:  /s/ Joseph Caffarelli
   -------------------------------                   ------------------------
         Its:                                            Its:  SVP
             ---------------------                             ---